 Exhibit 32.2

CERTIFICATIONS OF CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Charlene Cheng, certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of ECARD INC. on Form 10-K for the fiscal year ended December 31, 2018 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-K fairly presents in all material respects the financial condition and results of operations of ECARD INC. at the dates and for the periods indicated.

Date: March 21, 2019	By:	/s/ Charlene Cheng
Charlene Cheng
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to ECARD INC. and will be retained by ECARD INC. and furnished to the Securities and Exchange Commission or its staff upon request.